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                                                                     Exhibit 3.1


                            CERTIFICATE OF FORMATION

                                       OF

                            RYDER TRUCK RENTAL IV LLC


         This,Certificate of Formation of Ryder Truck Rental V LLC (the "LLC"), dated as of December 19, 2000, is being duly executed and filed by James G. Leyden, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

         FIRST. The name of the limited liability company formed hereby is Ryder Truck Rental IV LLC.

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                      /s/  James G. Leyden, Jr.
                                      ------------------------------------------
                                                      Authorized Person